UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

MAGENTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38541	81-0724163
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Technology Square Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-0170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MGTA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On May 27, 2021, Magenta Therapeutics, Inc. (the “Company”) announced that John Davis, its Chief Medical Officer and Head of Research and Development, intends to resign from his position for family reasons. Dr. Davis will remain with the Company as Chief Medical Officer and Head of Research and Development through a transition period that is expected to end no later than July 30, 2021. Following the transition period, Dr. Davis will become a member of Magenta’s Scientific Advisory Board. Dr. Davis’ departure was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters. The Company has commenced a formal search for a new chief medical officer.

Dr. Davis played an important role in helping to build the Company’s experienced Research and Development team that is strongly positioned to further advance the Company’s clinical-stage pipeline. The R&D Committee of the Company’s Board of Directors and additional external clinical development advisors will provide guidance and oversight during Dr. Davis’ transition period to further support the Company’s management in their clinical development efforts. The R&D Committee is comprised of Michael W. Bonney, Dr. David Scadden, Dr. Tom Daniel and Alison Lawton.

In connection with the transition, the Company expects to enter into an agreement with Dr. Davis which, among other things, continues his current compensation and benefits during the transition period. The agreement is expected to also include certain standard terms and conditions, including a release of claims, continued compliance with his confidentiality obligations, non-competition and non-solicitation restrictions, and certain other restrictive covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGENTA THERAPEUTICS, INC.

Date:	May 27, 2021
By:	/s/ Jason Gardner
Title:	President and Chief Executive Officer

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